                                                                      Ex-99.1(f)

                MERRILL LYNCH CALIFORNIA MUNICIPAL SERIES TRUST



           The undersigned, constituting a majority of the Trustees of Merrill Lynch California Municipal Series Trust, a Massachusetts business trust (the "Trust"), do hereby certify that the Trustees of the Trust have duly adopted the following amendment to the certificate establishing and designating Merrill Lynch California Tax-Exempt Fund as a series of the Trust (the "Series") dated July 25, 1985.

           Voted: That the certificate establishing and designating Merrill Lynch California Tax-Exempt Fund as a Series of the Trust be and it hereby is amended to change the name of the Series from Merrill Lynch California Tax-Exempt Fund to Merrill Lynch California Municipal Bond Fund as follows:

                                   The Series is designating the "Merrill Lynch
California Municipal Bond Fund".

                                   WHEREOF, the undersigned have signed this
certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as of the 22nd day of December, 1987.

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                                           /s/ Arthur Zeikel                  _
                                           ------------------------------
                                           Arthur Zeikel
                                           279 Watchung Fork
                                           Westfield, New Jersey  07090



                                           /s/ Kenneth S. Axelson             _
                                           ------------------------------
                                           Kenneth S. Axelson
                                           307 Gross Neck Road
                                           Waldoboro, Maine  04572



                                           /s/ Andre F. Perold                _
                                           ------------------------------
                                           Andre F. Perold
                                           50 Burnstable Road
                                           West Newton, Massachusetts  02165



                                           /s/ Robert F. Vandell              _
                                           ------------------------------
                                           Robert F. Vandell
                                           106 Cavalier
                                           Charlottesville, Virginia  22906



                                           /s/ Herbert I. London              _
                                           ------------------------------
                                           Herbert I. London
                                           2 Washington Square Village
                                           New York, New York  11012



                                           /s/ Joseph L. May                  _
                                           ------------------------------
                                           Joseph L. May
                                           2305 Hampton Avenue
                                           Nashville, Tennessee  37215
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           The Declaration of Trust establishing Merrill Lynch California
Municipal Series Trust, dated March 20, 1985, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch California Municipal Series Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Merrill Lynch California Municipal Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the Trust Estate only shall be liable. ??


BWNY2/228091.1/40500/04992/3697 {date \@ "MMMM d, yyyy"|June 20, 1995}
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BWNY2/228091.1/40500/04992/3697 {date \@ "MMMM d, yyyy"|June 20, 1995}
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